UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On December 18, 2006, DreamWorks Animation SKG, Inc. (the “Company”) entered into an Amendment to the Separation Agreement (the “Amendment”) by and among the Company, DreamWorks Animation LLC (“DWA”), DreamWorks LLC (“DWS”), Diamond Lane Productions, Inc. and Steven Spielberg.

The Amendment amends Section 6.01(b) of the Separation Agreement dated as of October 27, 2004 (the “Separation Agreement”) by and among the Company, DWA and DWS. Pursuant to Section 6.01(b) of the Separation Agreement, the Company was generally prohibited from engaging in any theme-park activities (other than through Universal Studios, Inc.). The Separation Agreement was previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Pursuant to the Amendment, (i) Diamond Lane Productions, Inc. and Steven Spielberg have consented to the amendment of Section 6.01(b), (ii) Section 6.01(b) has been amended to allow Mr. Spielberg to grant permission to the Company to engage in theme-park activities other than through Universal Studios, Inc. and (iii) such permission has been granted.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Amendment to Separation Agreement executed on December 18, 2006 by and among DreamWorks Animation SKG, Inc., DreamWorks Animation LLC, DreamWorks LLC, Diamond Lane Productions, Inc. and Steven Spielberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: December 19, 2006	By:	/s/ KRISTINA M. LESLIE
Kristina M. Leslie Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment to Separation Agreement executed on December 18, 2006 by and among DreamWorks Animation SKG, Inc., DreamWorks Animation LLC, DreamWorks LLC, Diamond Lane Productions, Inc. and Steven Spielberg.

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